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                                                                    EXHIBIT 10.5

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                                OMNIBUS AGREEMENT

                                      among

                           MARKWEST HYDROCARBON, INC.,

                           MARKWEST ENERGY GP, L.L.C.,

                         MARKWEST ENERGY PARTNERS, L.P.

                                       and

                    MARKWEST ENERGY OPERATING COMPANY, L.L.C.

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                                OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein) among MarkWest Hydrocarbon, Inc., a Delaware corporation ("MarkWest"), MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy GP, L.L.C., a Delaware limited liability company (the "General Partner"), and MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the "Operating Co."). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                R E C I T A L S:

     1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to those business opportunities that the MarkWest Entities (as defined herein) will not engage in for so long as the Partnership is an Affiliate (as defined herein) of MarkWest unless the Partnership has declined to engage in any such business opportunity for its own account and the procedures whereby such business opportunities are to be offered to the Partnership and accepted or declined.

     2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III, with respect to certain indemnification obligations of the Parties to each other.

     3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to MarkWest's operation of the Assets (as defined herein) and the maximum amount to be paid by the Partnership to MarkWest and its affiliates for general and administrative services in the one year period following the date hereof.

     4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to the use of MarkWest's Name and Mark (as defined herein) by the Partnership Entities (as defined herein).

     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

           DEFINITIONS. (a) As used in this Agreement, the following terms shall have the respective meanings set forth below:

           "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the

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     management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

           "AGREEMENT" means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 6.7 hereof.

           "ALLOCATED GENERAL AND ADMINISTRATIVE EXPENSES" means expenses associated with centralized corporate functions including general and administrative services and including, but not limited to, certain management, engineering, legal, accounting, finance, information technology, insurance, human resource, administration of employee benefit plans and other shared corporate services; PROVIDED, HOWEVER, that Allocated General and Administrative Expenses shall not include the direct operating and maintenance expenses associated with the operation of the assets of the Partnership.

           "ASSETS" means all assets conveyed, contributed or otherwise transferred by the MarkWest Entities to the Partnership Group prior to or on the Closing Date.

           "CHANGE OF CONTROL" means, with respect to MarkWest, any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of MarkWest's assets to any other Person unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by MarkWest; (ii) the consolidation or merger of MarkWest with or into another Person pursuant to a transaction in which the outstanding Voting Stock of MarkWest is changed into or exchanged for cash, securities or other property, other than any such transaction where both
     (a) the outstanding Voting Stock of MarkWest is changed into or exchanged for Voting Stock of the surviving corporation or its parent and (b) the holders of the Voting Stock of MarkWest immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving Person or its parent immediately after such transaction; and (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act) of more than 50% of all of the then outstanding Voting Stock of MarkWest, except (a) in a merger or consolidation that would not constitute a Change of Control under clause (ii) above or (b) if such "person" or "group" includes John M. Fox and Persons who are Affiliates of John M. Fox.

           "CLOSING DATE" means the date of the closing of the Partnership's initial public offering of Common Units.

           "COLUMBIA" means Columbia Gas Transmission Corporation.

           "COLUMBIA BOLDMAN LEASE" means the Ground Lease Agreement, dated October 16, 1999, and effective as of February 1, 2000, between Columbia Gas Transmission Corporation, as lessor, and MarkWest Hydrocarbon Inc., as lessee.

           "COLUMBIA COBB LEASE" means the Ground Lease Agreement, dated February 29, 2000 between Columbia Gas Transmission Corporation, as lessor, and MarkWest Hydrocarbon Inc., as lessee.

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           "COMMON UNITS" is defined in the Partnership Agreement.

           "CONFLICTS COMMITTEE" is defined in the Partnership Agreement.

           "CONTRIBUTION AGREEMENT" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

           "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

           "COVERED ENVIRONMENTAL LOSSES" is defined in Section 3.1.

           "ENVIRONMENTAL LAWS" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "GENERAL PARTNER" is defined in the Partnership Agreement.

           "HAZARDOUS SUBSTANCE" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, and (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.

           "INDEMNIFIED PARTY" means the Partnership Group or the MarkWest Entities, as the case may be, in their capacity as the party entitled to indemnification in accordance with Article III.

           "INDEMNIFYING PARTY" means either the Partnership Group or MarkWest, as the case may be, in its capacity as the party from whom indemnification may be sought in accordance with Article III.

           "LICENSEE" is defined in Section 5.1 hereof.

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           "LOSSES" means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character.

           "MARKWEST" is defined in the introduction to this Agreement.

           "MARKWEST ENTITIES" means MarkWest and any Person controlled, directly or indirectly, by MarkWest other than the Partnership Entities; and "MARK WEST ENTITY" means any of the MarkWest Entities.

           "NAME AND MARK" means the name "MarkWest" and the logo attached on
     SCHEDULE II.

           "OFFER" is defined in Section 2.3.

           "OPERATING CO." is defined in the introduction to this Agreement.

           "PARTNERSHIP" is defined in the introduction to this Agreement.

           "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the MarkWest Energy Partners, L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

           "PARTNERSHIP ENTITIES" means the General Partner, the Partnership, the Operating Co. and any Subsidiary of any such Person.

           "PARTNERSHIP GROUP" means the Partnership, the Operating Co. and any Subsidiary of any such Person.

           "PARTY" and "PARTIES" is defined in the introduction to this Agreement.

           "PERSON" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

           "RESTRICTED BUSINESS" is defined in Section 2.1.

           "RETAINED ASSETS" means any assets and investments owned by any of the MarkWest Entities that were not conveyed, contributed or otherwise transferred to the Partnership Group pursuant to the Contribution Agreement and other documents relating to the transactions referred to in the Contribution Agreement.

           "SUBJECT ASSETS" is defined in Section 2.2.

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           "SUBSIDIARY" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

           "UNITS" is defined in the Partnership Agreement.

           "VOTING STOCK" means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

                                   ARTICLE II
                             BUSINESS OPPORTUNITIES

     2.1. RESTRICTED ACTIVITIES. For so long as the Partnership is an Affiliate of MarkWest and except as permitted by Section 2.2, each of the MarkWest Entities shall be prohibited from engaging in, whether by acquisition, construction or otherwise, the business of processing natural gas and transporting, fractionating and storing natural gas liquids (the "Restricted Business").

     2.2. PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, the MarkWest Entities may engage in the following activities under the following circumstances:

           (a) The ownership and/or operation of any of the Retained Assets (including replacements of and modifications or additions to the Retained Assets);

           (b) The operation on behalf of a member of the Partnership Group of any asset or group of assets owned by the Partnership Group;

           (c) The ownership and/or operation of any Restricted Business or asset or group of related assets used in a Restricted Business that are acquired or constructed by a MarkWest Entity after the date of this Agreement (the "Subject Assets") if:

           (A) the fair market value of the Subject Assets (as determined in good faith by the Board of Directors of MarkWest) is less than $7.5 million at the time of such acquisition by the MarkWest Entity or completion of construction, as the case may be;

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           (B)  in the case of an acquisition of Subject Assets with a fair market value (as determined in good faith by the Board of Directors of the MarkWest) equal to or greater than $7.5 million at the time of such acquisition by a MarkWest Entity, the Partnership has been offered the opportunity to purchase the Subject Assets in accordance with Section 2.3(a) and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Subject Assets;

           (C) in the case of the construction of Subject Assets with a fair market value (as determined in good faith by the Board of Directors of MarkWest) equal to or greater than $7.5 million at the time of completion of construction, the Partnership has been offered the opportunity to purchase the Subject Assets in accordance with Section 2.3(a) and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Subject Assets; or

           (D) in case of the acquisition or construction of any Subject Assets with a fair market value (as determined in good faith by the Board of Directors of MarkWest) that is (i) greater than $7.5 million and (ii) less than 20% of the aggregate value of the business or assets acquired or constructed, the Partnership is offered the opportunity to purchase the Subject Assets within 90 days of such acquisition or completion of construction in accordance with Section 2.3(b) and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Subject Assets;

     2.3.  PROCEDURES.

           (a) If a MarkWest Entity becomes aware of an opportunity to purchase or construct Subject Assets described in Section 2.2(c)(B) or (C), then as soon as practicable, such MarkWest Entity shall notify the General Partner of such opportunity and deliver to the General Partner all information prepared by or on behalf of such Mark West Entity relating to such potential purchase. As soon as practicable but in any event within 30 days after receipt of such notification and information, the General Partner, on behalf of the Partnership, shall notify the MarkWest Entity that either (i) the General Partner, on behalf of the Partnership, has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to pursue the opportunity to acquire such Subject Assets, or (ii) the General Partner, on behalf of the Partnership, has elected to cause a member of the Partnership Group to pursue the opportunity to acquire such Subject Assets. If, at any time, the General Partner abandons such opportunity with the approval of the Conflicts Committee (as evidenced in writing by the General Partner following the request of the MarkWest Entity), the MarkWest Entity may pursue such opportunity. Any Subject Assets that are permitted to be purchased by a MarkWest Entity pursuant to this Section 2.3(a) must be so purchased (i) within 12 months of the time the MarkWest Entity becomes able to pursue such opportunity in accordance with the provisions of this Section 2.3(a) and (ii) on terms not materially more favorable to the MarkWest Entity than were offered to the Partnership. If either of these conditions are not satisfied, the opportunity must be reoffered to the Partnership in accordance with this Section 2.3(a).

           (b) If a MarkWest Entity acquires or constructs Subject Assets described in Section 2.2(c)(D), then not later than 90 days after the consummation of the acquisition or the completion of construction by such MarkWest Entity of the Subject Assets, as the case may be,

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the MarkWest Entity shall notify the General Partner in writing of such acquisition or construction and offer the Partnership Group the opportunity to purchase such Subject Assets for their fair market value in accordance with this
Section 2.3 (the "Offer"). The Offer shall set forth the MarkWest Entity's proposed terms relating to the purchase of the Subject Assets by the Partnership Group. The MarkWest Entity will provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by the General Partner. As soon as practicable, but in any event within 60 days after receipt of such written notification, the General Partner shall notify the MarkWest Entity in writing that either (i) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to purchase the Subject Assets, in which event the MarkWest Entity shall be forever free to continue to own or operate such Subject Assets, provided, however, that any future acquisitions or opportunities related to such particular Subject Assets (except for expansions of existing facilities and except as provided in Section 2.2(c)(A)) shall be subject to the procedures set forth in this Section 2.3, or (ii) the General Partner has elected to cause a member of the Partnership Group to purchase the Subject Assets, in which event the procedures outlined in this Section 2.3 shall apply.

           (c) After the receipt of such Offer by the General Partner, the MarkWest Entity and the General Partner shall negotiate in good faith the terms on which the Subject Assets will be sold to a member of the Partnership Group. If the MarkWest Entity and the General Partner (with the concurrence of the Conflicts Committee) are able to agree on the fair market value of the Subject Assets that are subject to the Offer and the other terms of the Offer within 60 days after receipt by the General Partner of the Offer, a member of the Partnership Group shall purchase the Subject Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached.

           (d) If the MarkWest Entity and the General Partner are unable to agree on the fair market value of the Subject Assets that are subject to the Offer or the other terms of the Offer within 60 days after receipt by the General Partner of the Offer, the MarkWest Entity and the General Partner will engage a mutually agreed upon, nationally recognized investment banking firm to determine the fair market value of the Subject Assets. Such investment banking firm will determine the fair market value of the Subject Assets within 30 days of its engagement and furnish the MarkWest Entity and the General Partner its determination. The fees and expenses of the investment banking firm will be split equally between the MarkWest Entity and the Partnership Group. Once the investment banking firm has submitted its determination of the fair market value of the Subject Assets, the General Partner will have the right, but not the obligation, subject to the approval of the Conflicts Committee, to cause a member of the Partnership Group to purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm. If the General Partner elects to cause a member of the Partnership Group to purchase the Subject Assets, then such member of the Partnership Group shall purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination. If the General Partner elects not to cause a member of the Partnership Group to purchase the Subject Assets, such MarkWest Entity shall be forever free to continue to own or operate such Subject Assets; provided, however, that any future acquisitions or opportunities related to such Subject Assets (except for expansions of existing facilities and except as provided in Section 2.2(c)(A)) shall be subject to the procedures set forth in this Section 2.3.

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     2.4.  SCOPE OF PROHIBITION. Except as provided in this Article II and the
Partnership Agreement, each MarkWest Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

     2.5. ENFORCEMENT. The MarkWest Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the MarkWest Entities of the covenants and agreements set forth in this Article II, and that any breach by the MarkWest Entities of the covenants and agreements set forth in Article II would result in irreparable injury to the Partnership Group. The MarkWest Entities further agree and acknowledge that any member of the Partnership Group may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the MarkWest Entities from such breach, and consent to the issuance of injunctive relief under this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

     3.1.  ENVIRONMENTAL INDEMNIFICATION.

           (a) MarkWest shall indemnify, defend and hold harmless the Partnership Group for a period of three years after the Closing Date from and against environmental and toxic tort Losses suffered or incurred by the Partnership Group by reason of or arising out of:

     i. any violation or correction of violation of Environmental Laws associated with the Assets, or

     ii. any event or condition associated with the ownership or operation of the Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;

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but only to the extent that such violation complained of under Section 3.1(a)(i)
or such events or conditions included under Section 3.1(a)(ii) occurred before the Closing Date and only to the extent that a written notice of violation is given to MarkWest by the Indemnified Party within three years following the Closing Date (collectively, "Covered Environmental Losses"), PROVIDED, that no claim may be made against MarkWest for indemnification pursuant to this Section 3.1(a) unless the aggregate dollar amount of all claims for indemnification pursuant to this Section 3.1(a) shall exceed $500,000, in which case MarkWest shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000; PROVIDED FURTHER, in no event shall the aggregate liability of MarkWest pursuant to this Section 3.1(a) exceed $5,000,000.

           (b) MarkWest shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group to the extent that any MarkWest Entity is entitled to and receives indemnification, is defended or held harmless against any such Losses from any third-party pursuant to any agreement between any third-party and such MarkWest Entity (collectively, "Pass-Through Environmental Losses"). In furtherance of such agreement, MarkWest agrees to use its best commercially reasonable efforts to pursue, for the benefit of the Partnership, any such indemnification with respect to which it might be entitled; provided that, the Partnership shall reimburse the applicable MarkWest Entity for all costs and expenses incurred in connection with pursuing such indemnity on behalf of the Partnership.

           (c) The Partnership Group shall indemnify, defend and hold harmless the MarkWest Entities from and against environmental and toxic tort Losses suffered or incurred by the MarkWest Entities by reason of or arising out of:

     i. any violation or correction of violation of Environmental Laws associated with the Assets, or

     ii. any event or condition associated with ownership or operation of the Assets (including, but not limited to, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;

and regardless of whether such violation complained of under Section 3.1(c)(i) or such events or conditions included under Section 3.1(c)(ii) occurred before or after the Closing Date, except to the extent that any of the foregoing are Covered Environmental Losses or Pass-Through Environmental Losses for which the Partnership Group is entitled to indemnification from MarkWest under this
Article III.

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     3.2.  RIGHT OF WAY INDEMNIFICATION.

     MarkWest shall indemnify, defend and hold harmless the Partnership Group for a period of three years after the Closing Date from and against any Losses suffered or incurred by the Partnership Group by reason of or arising out of (a) the failure of the applicable member of the Partnership Group to be the owner or lessee of such valid and indefeasible easement rights or fee ownership interests in and to the lands on which any natural gas liquids or natural gas pipeline or related compressor station, tank farm, liquids plant or equipment related to any of the foregoing ("Covered Property") conveyed or contributed (or a leasehold interest in which is conveyed or contributed) to the applicable member of the Partnership Group on the Closing Date is located as of the Closing Date and such failure renders the Partnership Group incapable of using or operating the applicable Covered Property in the manner used or operated immediately prior to the Closing Date and (b) the failure of the applicable member of the Partnership Group to have the consents, licenses and permits necessary to allow any such pipeline referred to in clause (a) of this Section 3.2 to cross the roads, waterways, railroads and other areas upon which any such pipeline is located as of the Closing Date and such failure renders the Partnership Group incapable of using or operating the applicable pipeline or related equipment in the manner used or operated immediately prior to the Closing Date.

     3.3.  ADDITIONAL INDEMNIFICATION.

           (a) In addition to and not in limitation of the indemnification provided under Sections 3.1(a), 3.1(b) and 3.2, MarkWest shall indemnify, defend, and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group by reason of or arising out of (i) events and conditions associated with the operation of the Retained Assets and whether occurring before or after the Closing Date, (ii) the claims that are the subject of the currently pending legal actions against the MarkWest Entities set forth on SCHEDULE I hereto including any claims brought in the future that arise out of the factual matters that are the subject of the currently pending legal actions set forth on SCHEDULE I and (iii) all federal, state and local income tax liabilities attributable to the operation of the Assets prior to the Closing Date, including any such income tax liabilities of the MarkWest Entities that may result from the consummation of the formation transactions for the Partnership Group and General Partner.

           (b) In addition to and not in limitation of the indemnification provided under Section 3.1(c) or the Partnership Agreement, the Partnership Group shall indemnify, defend, and hold harmless the MarkWest Entities from and against any Losses suffered or incurred by the MarkWest Entities by reason of or arising out of events and conditions associated with the operation of the Assets and occurring on or after the Closing Date (other than Covered Environmental Losses which are provided for under Section 3.1), unless in any such case such indemnification would not be permitted under the Partnership Agreement by reason of one of the provisos contained in Section 7.7(a) of the Partnership Agreement.

     3.4.  INDEMNIFICATION PROCEDURES.

           (a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will

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provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

           (b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; PROVIDED HOWEVER, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

           (c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; PROVIDED HOWEVER, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; PROVIDED HOWEVER, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

           (d) In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered or recoverable by the Indemnified Party under contractual indemnities from third Persons.

           (e) Before any member of the Partnership Group shall be entitled to enforce its indemnity rights pursuant to Section 3.1(a) above with respect to a Covered Environmental Loss associated with the Cobb or Boldman gas processing facilities, the Partnership must first pursue and exhaust all rights, remedies and procedures for indemnification available to it or to which it might be entitled pursuant to the Columbia Cobb Lease or the Columbia Boldman Lease, which leases have been assigned to the Partnership prior to the date hereof.

                                   ARTICLE IV
                                    SERVICES

     4.1. GENERAL AND ADMINISTRATIVE REIMBURSEMENT. The amount for which MarkWest or its Affiliates shall be entitled to reimbursement from the Partnership pursuant to Sections 7.4(b) and 7.6(c) of the Partnership Agreement for Allocated General and Administrative Expenses shall not exceed $4.9 million in the aggregate in the first year following the date of this Agreement; PROVIDED FURTHER, that such reimbursement cap will not apply to the cost of any third party legal, accounting or advisory services received, or the direct expenses of MarkWest and its Affiliates incurred in connection with acquisition or business development opportunities evaluated on behalf of the Partnership.

     4.2. DESIGNATION OF AGENTS. In connection with the provision of services to the Partnership by the employees of MarkWest, the General Partner, on behalf of the Partnership, hereby appoints and empowers each current and future employee of MarkWest who is fulfilling a job function for the Partnership in connection with the conduct by the Partnership of its business in the ordinary course, as agent of the Partnership with full power and authority to execute and deliver on behalf of the Partnership, any documents, contracts, governmental filings or other instruments commensurate with, but limited to, such job function. The power and authority granted pursuant to this Section 4.2 to a person described in the preceding sentence will be valid only for so long as such person is employed by MarkWest.

     4.3. RIGHT TO OPERATE. MarkWest shall have the right, but not the obligation, to act as operator of the Partnership's facilities to the same extent it acted as operator of such facilities prior to the effective date of this Agreement for so long as MarkWest has responsibilities associated with such facilities, or the operation thereof, or with respect to the delivery of natural gas to or from such facilities, including the reimbursement of heating value extracted and/or consumed by the Partnership Group during the operation of those facilities, pursuant to any agreement between MarkWest and Columbia.

                                   ARTICLE V
                              USE OF NAME AND MARK

     5.1. GRANT OF LICENSE. MarkWest hereby grants to each of the Partnership Entities, including future Partnership Entities (each a "Licensee"), and each Licensee hereby accepts, a nontransferable, nonexclusive royalty-free right and license to use the Name and Mark in connection with the business conducted by each such Licensee now or in the future.

     5.2. USE. All use of and reference to the Name and Mark by each Licensee shall be generally approved by MarkWest prior to such use or reference, and all such use and reference shall conform with such instructions and quality standards as MarkWest from time to time may issue. MarkWest shall have 30 days from the submission of approval to approve or disapprove of the use or reference. Failure on the part of MarkWest to act within such 30-day period shall be deemed to constitute approval. The current use and reference is hereby deemed approved. In no event shall use of or reference to the Name and Mark be inconsistent in form or content with the sole ownership of the Name and Mark by MarkWest. All use of the Name and Mark by each Licensee, its agents, servants, employees and vendees, shall inure solely to the benefit of

MarkWest. MarkWest shall have the right to make reasonable inspection of Licensee's services rendered in connection with the Name and Mark to protect the goodwill of MarkWest associated with the Name and Mark.

     5.3. VARIATIONS. No Licensee shall adopt and commence using any variations of the Name and Mark, or any other names and marks confusingly similar thereto, without the prior approval of MarkWest. MarkWest shall have 30 days from the submission of approval to approve or disapprove of the variation. Failure on the part of MarkWest to act within such 30-day period shall be deemed to constitute approval.

     5.4. NONTRANSFERABLE. The license granted to each Licensee to use the Name and Mark is not assignable or transferable, and it shall not inure to the benefit of any other Person, including, without limitation, a trustee in bankruptcy or any other successor to any Licensee, whether by operation of law or otherwise.

     5.5. INDEMNITY. Each Licensee agrees to be solely responsible for and to defend and indemnify MarkWest from and against any and all claims, demands and causes of action, and all costs, liabilities, expenses (including, without limitation, reasonable attorney's fees), damages or judgments sustained in connection therewith, arising out of, resulting from or related to the use of the Name and Mark by such Licensee, its agents, servants, employees and representatives, even if such claim, demand or cause of action is based on the sole, partial or concurrent negligence of MarkWest, except that MarkWest shall defend and indemnify each Licensee from and against all claims, demands or causes of action for trademark infringement arising from the use of the Name and Mark by such Licensee. If requested by MarkWest, such Licensee shall retain counsel reasonably satisfactory to MarkWest to represent MarkWest, and such Licensee shall pay the fees and expenses of such counsel relating to such claim, demand, or cause of action. MarkWest shall be consulted with respect to all matters concerning such claim, demand, or cause of action, and settlement of such claim, demand, or cause of action shall not be made without the prior written approval of MarkWest.

           (a) DISCLAIMER OF WARRANTIES. MARKWEST DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE LICENSE IN THIS ARTICLE V, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER THE PARTY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1. INSURANCE MATTERS. MarkWest hereby agrees to cause the Partnership Entities to be named as additional or named insureds in MarkWest's current insurance program, which is described on SCHEDULE II attached hereto. Each of the Partnership Entities shall pay for its allocated cost of that insurance coverage in an amount equal to MarkWest's cost of insuring the assets and operations of such Partnership Entity and generally in accordance with the allocations and methodology described in SCHEDULE III.

     6.2. CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Colorado, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Colorado and to venue in the City and County of Denver.

     6.3. NOTICE. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party's signature to this Agreement, or at such other address as such Party may stipulate to the other parties in the manner provided in this Section 6.3.

     6.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

     6.5. TERMINATION. This Agreement, other than the provisions of Article III and Section 4.1, shall terminate if (i) the Partnership is no longer an affiliate of MarkWest or (ii) a Change of Control occurs; PROVIDED HOWEVER, the terms of Section 4.1 shall terminate once the Partnership is no longer an affiliate of MarkWest. Termination of this Agreement shall not terminate any Indemnifying Party's continuing obligation of indemnification pursuant to
Article III of this Agreement which obligations shall survive as provided in
Article III. In the event of termination of this Agreement, the license granted by Article V hereof shall automatically cease. As promptly as practicable (but in no event more than 180 days) following the termination of this Agreement, each Licensee shall cease all use of the Name and Mark and any and all other names and marks confusingly similar thereto. Termination of the license granted by Article V hereof shall not terminate each Licensee's continuing obligation of indemnification under Section 5.5 hereof. Upon termination of this Agreement, MarkWest shall have the right, but not the obligation, to continue as operator of the Partnership's facilities to the same extent it acted as operator of such facilities on behalf of the Partnership prior to the termination of this Agreement for so long as MarkWest has responsibilities associated with such facilities, or the operation thereof, or with respect to the delivery of natural gas to or from such facilities, including the reimbursement of heating value extracted and/or consumed by the Partnership Group during the operation of those facilities, pursuant to any agreement between MarkWest and Columbia.

     6.6. EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

     6.7. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; PROVIDED HOWEVER, that the Partnership and Operating Co. may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

     6.8. ASSIGNMENT. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

     6.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     6.10. SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     6.11. FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     6.12. LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no Party this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

     6.13. NEGOTIATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no limited partner, member, assignee or other Person of the Partnership or Operating Co. shall have the right, separate and apart from the Partnership or the Operating Co., to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on, and effective as of, the Closing Date.

                               MARKWEST HYDROCARBON, INC.


                               By: /s/ Arthur J. Denney
                                   ---------------------------------------------
                                   Arthur J. Denney
                                   Executive Vice President

                               Address for Notice:

                               155 Inverness Drive, Suite 200
                               Englewood, CO 80112
                               Attention: Contract Administrator
                               Telecopy Number: (303) 290- 8769


                               MARKWEST ENERGY GP, L.L.C.


                               By: /s/ Arthur J. Denney
                                   ---------------------------------------------
                                   Arthur J. Denney
                                   Executive Vice President

                               Address for Notice:

                               155 Inverness Drive, Suite 200
                               Englewood, CO 80112
                               Attention: Contract Administrator
                               Telecopy Number: (303) 290- 8769

                               MARKWEST ENERGY PARTNERS, L.P.

                               By: MarkWest Energy GP, L.L.C.
                                   ITS SOLE GENERAL PARTNER


                                   By: /s/ Arthur J. Denney
                                       -----------------------------------------
                                       Arthur J. Denney
                                       Executive Vice President

                               Address for Notice:

                               155 Inverness Drive, Suite 200
                               Englewood, CO 80112
                               Attention: Contract Administrator
                               Telecopy Number: (303) 290- 8769

                               MARKWEST ENERGY OPERATING
                                   COMPANY, L.L.C.

                               By: MarkWest Energy Partners, L.P.
                                   ITS SOLE MEMBER

                                   By: MarkWest Energy GP, L.L.C.
                                       ITS GENERAL PARTNER

                                       By: /s/ Arthur J. Denney
                                           -------------------------------------
                                           Arthur J. Denney
                                           Executive Vice President

                               Address for Notice:

                               155 Inverness Drive, Suite 200
                               Englewood, CO 80112
                               Attention: Contract Administrator
                               Telecopy Number: (303) 290- 8769